99.1 MISSION MEDICAL OFFICE PORTFOIO MISSION VIEJO, CA Exhibit 99.2Exhibit 99.2

Company Overview Quarter and Year Ended 2017 and 2017 Investment Performance Highlights 6 Financial Highlights 8 Company Snapshot 9 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 10 Capitalization, Interest Expense and Covenants 11 Debt Composition and Maturity Schedule 12 Portfolio Information Investment Activity 13 Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration 14 Development Summary and Capital Expenditures 15 Same-Property Performance and NOI 16 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 17 Historical Leased Rate, New and Renewal Leasing Activity and Tenant Lease Expirations 18 Key Health System Relationships and Highlights 19 Financial Statements Condensed Consolidated Balance Sheets 20 Condensed Consolidated Statements of Operations 21 Condensed Consolidated Statements of Cash Flows 22 Reporting Definitions 23 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. Table of Contents 4Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States based on gross leasable area (“GLA”). We provide the real estate infrastructure for the integrated delivery of healthcare services in highly desirable locations. Over the last decade, we have invested $7.0 billion primarily in MOBs and other healthcare assets comprising 24.1 million square feet of GLA. Our investments are targeted in 20 to 25 key markets that we believe have superior healthcare demographics that support strong, long-term demand for medical office space. We have achieved, and continue to achieve, critical mass within these key markets by expanding our presence through accretive acquisitions, and utilizing our in-house operating expertise through our regionally located property management and leasing platform. Headquartered in Scottsdale, Arizona and directed from our full-time service offices, HTA has developed a national brand with dedicated relationships at the local level. We have achieved scale in 16 markets with greater than 500,000 square feet and 10 markets with approximately 1 million or greater square feet; in each market we service our healthcare providers through our institutional full- service operational platform including property management, leasing and development services. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth, and long-term value creation across the portfolio. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that we believe have significantly outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s website at www.htareit.com. Executive Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management K. Ann Atkinson I Senior Vice President - Acquisitions Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 4Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICE

24+
MILLION SQUARE FEET

93%
INTERNALLY MANAGED

17M SF/70%
ON-CAMPUS
(Largest on-campus owner in U.S.)

29.9%
LEVERAGE

BEST IN CLASS PORTFOLIO
FOCUSED IN 20-25 KEY CONCENTRATED GEOGRAPHIC MARKETS

10 MARKETS ~ 1M+ SF   16 MARKETS > 500K SF



Indianapolis, IN
Pittsburgh, PA
Boston, MA
Hartford, CT
Greenville, SC
Phoenix, AZ
Atlanta, GA
Houston, TX
Dallas, TX
Miami, FL
HTA Properties
HTA Market with ~ 1 Million+ SF
PM Offices

SF	Market	Invested $'s
2.1M	Dallas, TX	843M
1.5M	Houston, TX	431M
408K	Austin, TX	164M
4.0M	**TOTAL TEXAS**	**$1,438M**
1.0M	Boston, MA	411M
969K	Harford/New Haven,	278M
881K	Albany, NY	179M
333K	White Plains, NY	126M
3.2M	**TOTAL NORTHEAST**	**$994M**
1.1M	Atlanta, GA	325M
608K	Raleigh, NC	186M
965K	Greenville, SC	179M
334K	Charlotte, NC	95M
290K	Charleston, SC	75M
3.3M	**TOTAL SOUTHEAST**	**$860M**
943K	Tampa, FL	348M
996K	Miami, FL	229M
511K	Orlando, FL	156M
2.5M	**TOTAL FLORIDA**	**$733M**
1.4M	Indianapolis, IN	282M
1.1M	Pittsburgh, PA	149M
323K	Columbus, OH	77M
2.8M	**TOTAL MIDWEST**	**$508M**

FULL SERVICE OPERATING PLATFORM

Best in Class full service operating platform

Property Management

Leasing

Facilities & Engineering

Construction & Development

FOCUS AND SCALE

94% of Portfolio in Key Markets & Top 75 MSAs

Platform with Scale Creates:

Local Expertise

Strong Relationships

Operational Benefits

Access to Better Performing Markets

DIVERSIFICATION

448 Buildings throughout **33** States

Top Tenant < 4.4% of ABR

Top Market < 9.5% of ABR

Size & Diversification provides stability of cash flows

INVESTMENT GRADE BALANCE SHEET

BBB/Baa2
Credit Rating

5.9x
Net Debt/Adjusted EBITDA*re*

$1.2B
Liquidity

$1.9B/$1.2B
Equity and Debt Issuances

4Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: DECADE OF VALUE CREATION 9.7% Annualized Average Total Returns Since First Distribution in 2006 to December 31, 2017 Consistent Same Store Growth - 3.0% AverageIncreasing Normalized FFO/Share $0.43 $0.40 $0.37 $0.34 $0.31 $0.28 $0.25 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 $0.37 $0.38 $0.39 $0.39 $0.40 $0.40 $0.40 $0.41 $0.41 $0.39 $0.42 $0.42 5% 4% 3% 2% 1% 0% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 3.0% 3.0% 3.1% 3.1% 3.0% 3.1% 3.3% 2.9% 3.2% 3.1% 2.9% 2.8% CONSISTENT PERFORMANCE DELIVERING SHAREHOLDER VALUE Annual Investments 4Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 5 2.4% REIT MOB Avg $200,000 $1,100,000 $2,000,000 $2,900,000 $ (Thousands) 2012 2013 2014 2015 2016 2017 $294,937 $397,826 $439,530 $271,510 $700,764 $2,722,467 Top Health Systems (% of ABR) » Baylor Scott & White Health » Hospital Corporation of America » Highmark-Allegheny Health Network » Tenet Healthcare System » Community Health Systems » Providence St. Joseph Health » Greenville Health System » SCL Health » Ascension Health » Adventist Health » Tufts Medical Center » Mercy Health » Steward Health Care System » Atrium Health

Operating Fourth Quarter 2017 • Net Income Attributable to Common Stockholders: Increased 156.9% to $42.5 million, compared to Q4 2016. Earnings per diluted share increased 81.8% to $0.20 per diluted share, compared to Q4 2016. • Funds From Operations (“FFO”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), increased 40.4%, to $85.6 million, compared to Q4 2016. FFO per diluted share decreased (2.4)%, to $0.41 per diluted share, compared to Q4 2016. • Normalized FFO: Increased 45.7%, to $86.7 million, compared to Q4 2016. Normalized FFO per diluted share increased 2.4%, to $0.42 per diluted share, compared to Q4 2016. • Normalized Funds Available for Distribution (“FAD”): Increased 39.1%, to $72.6 million, compared to Q4 2016. • Same-Property Cash Net Operating Income (“NOI”): Increased $2.3 million, or 2.8%, to $82.5 million, compared to Q4 2016. Year Ended 2017 • Net Income Attributable to Common Stockholders: Increased 39.2% to $63.9 million, compared to 2016. Earnings per diluted share increased 3.0% to $0.34 per diluted share, compared to 2016. • FFO: As defined by NAREIT, increased 31.8%, to $284.2 million, compared to 2016. FFO per diluted share decreased (0.6)% to $1.53 per diluted share, compared to 2016. • Normalized FFO: Increased 34.1%, to $302.0 million, compared to 2016. Normalized FFO per diluted share increased 1.2% to $1.63 per diluted share, compared to 2016. • Normalized FAD: Increased 30.4%, to $260.9 million, compared to 2016. • Same-Property Cash NOI: Increased $8.0 million, or 2.9%, to $284.8 million, compared to 2016. Same-Property rental revenue increased $4.8 million, or 1.5%, to $317.9 million, compared to 2016. Portfolio • Investments: During the year ended December 31, 2017, HTA completed investments of $2.7 billion, net of development credits received at the closing of the Duke Realty healthcare business (“Duke Assets”), totaling approximately 6.8 million square feet of gross leasable area (“GLA”), including projects under development, which were 93% leased as of the date of acquisition and consisted of the following: ◦ As of December 31, 2017, HTA closed on Duke Assets of approximately $2.25 billion for 71 properties and two parcels of land, including a 50% ownership interest in an unconsolidated joint venture, totaling approximately 5.2 million square feet of GLA, including projects under development, which were 94% leased as of the date of acquisition. ◦ In addition, as of December 31, 2017, HTA completed investments of $485.9 million, including expansion projects, totaling approximately 1.6 million square feet of GLA that were 90% leased as of the date of acquisition and which were located substantially in certain of HTA’s 20 to 25 key markets. • Development Platform Acquisition: During the year ended December 31, 2017, HTA completed its acquisition of Duke’s development and construction platform as part of the acquisition of the Duke Assets. Prior to this acquisition, this best-in-class development platform, renamed HTA-Development by HTA, had developed over $1.0 billion in medical real estate assets over the last 10 years. • Dispositions: During the year ended December 31, 2017, HTA completed the disposition of four medical office buildings located in Wisconsin, California and Texas for an aggregate sales price of $85.2 million, totaling approximately 243,000 square feet of GLA, and generating gains of $37.8 million. • Leasing: During the year ended December 31, 2017, HTA entered into new and renewal leases on approximately 2.7 million square feet of GLA, or 11.2%, of its portfolio. Tenant retention for the Same-Property portfolio was 78% by GLA year-to-date, which included approximately 1.5 million square feet of expiring leases. Renewal leases included tenant improvements of $1.70 per square foot of GLA per year of the lease term and approximately six days of free rent per year of the lease term. • Leased Rate: As of December 31, 2017, HTA had a leased rate for its portfolio of 91.8% by GLA and 91.6% for its Same-Property portfolio. Company Overview 4Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 6

Balance Sheet and Capital Markets • Balance Sheet: As of December 31, 2017, HTA had total leverage of 29.9% measured as net debt (total debt less cash and cash equivalents) to total capitalization, and 5.9x measured as net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Total liquidity at the end of the quarter was $1.2 billion, including $991.2 million of availability under HTA’s unsecured revolving credit facility, $100.4 million of cash and cash equivalents and a $75.0 million forward equity agreement. • Equity: During the year ended December 31, 2017, HTA issued and sold approximately $1.8 billion of equity at an average price of $28.76 per share and entered a forward sale arrangement pursuant to a forward equity agreement, with anticipated net proceeds of $75.0 million to be settled in April 2018, subject to adjustments as provided in the forward equity agreement under its at-the-market (“ATM”) offering program. Additionally, in September 2017, HTA entered into new equity distribution agreements with its various sales agents with respect to its ATM offering program of common stock with an aggregate sales amount of up to $500.0 million. • Debt: During the year ended December 31, 2017, HTA issued approximately $1.2 billion in debt, which consisted of $900.0 million in senior unsecured notes issued in a public offering at an average interest rate of 3.4% per annum and an average duration of 7.7 years, and entered into a $286.0 million promissory note with the seller in the Duke acquisition, with a 4.0% per annum interest rate. Additionally, in July 2017, HTA, as guarantor, and HTALP, as borrower, entered into an amended and restated $1.3 billion unsecured credit agreement which increased the amount available under the unsecured revolving credit facility to $1.0 billion and extended the maturity date to June 30, 2022, and extended the maturity date until February 1, 2023 under the $300.0 million unsecured term loan. The interest rate on the unsecured revolving credit facility is adjusted LIBOR plus a margin ranging from 0.83% to 1.55% per annum based on HTA’s credit rating. These transactions were used to substantially finance HTA’s 2017 investments and position its investment grade balance sheet for future growth. 2017 Investment Performance • Investments: During 2017, HTA completed and closed $2.7 billion of investments, totaling approximately 6.8 million square feet of GLA, including projects under development. These acquisitions included 93 in-service properties, two parcels of land, and seven development properties, including five recently developed properties and two properties under development. The two properties under development were 100% pre-leased and are expected to be completed by the end of Q2 2018. Approximately 90% of the GLA for HTA’s 2017 investments are located in HTA’s existing key markets, allowing HTA to manage and service these properties with its existing property management, building services, and leasing platform, thereby generating additional cash flow opportunities. • Cash NOI: During the quarter, HTA generated $33.9 million of Cash NOI on its 2017 investments, including a partial period impact for acquisitions that had closed and developments that were completed during the period. As of December 31, 2017, HTA’s run rate yield on its 2017 investments was approximately 5.2%, which included the full year impact of acquisitions and dispositions that had closed during the year, and new leases that were signed but not yet occupied during the year. • Leasing: During the quarter, HTA entered into new leases on approximately 14,000 square feet of GLA for its 2017 investments. In addition, during the quarter, HTA entered into renewal leases totaling approximately 95,000 square feet of GLA. HTA executed these leases utilizing its existing in-house leasing representatives which would have resulted in capitalized leasing commissions totaling $0.3 million, or approximately 1% of quarterly Cash NOI, if third party brokers had been used by HTA. • Property Management & Building Services: As of December 31, 2017, HTA provided property management services to 95% of its 2017 investments as measured by GLA. During the quarter, HTA earned approximately $1.3 million of property management fees related to these properties which were included in total Cash NOI. On an annual basis, these properties generated a total of approximately $5.2 million in property management fees. As of December 31, 2017, HTA provided building services to approximately 65% of the multi-tenant properties included in its 2017 investments. In addition, during the quarter, HTA earned $0.4 million in expense recoveries from building services which were included in total Cash NOI. • Development: During the year, HTA-Development completed three development projects located in Dallas, TX, Oxford, MS, and Raleigh, NC, with total construction costs of $53.2 million. As such, five of the seven development properties acquired by HTA as a part of the Duke Assets have been completed, with a majority thereof fully leased at this time. As of the end of the quarter, these five properties were 82% leased and generated $1.0 million of Cash NOI. HTA is currently in the late stages of lease negotiations for an additional 14,000 square feet of GLA that would bring the leased rate on these properties to 89% if completed. The seven development properties are projected to generate between $2.50 million and $2.75 million in quarterly Cash NOI upon completion and stabilization. Company Overview 4Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 7

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	4Q17	3Q17	2Q17	1Q17	4Q16
INCOME ITEMS					
Revenues	$ 173,770	$ 175,994	$ 139,879	$ 124,347	$ 122,039
NOI [(1)(2)]	120,497	119,663	96,419	85,327	83,587
Adjusted EBITDAre, annualized [(1)(3)]	457,540	457.716	442,316	319,132	312,340
FFO [(1)(3)]	85,562	84.248	54,185	60,231	60,944
Normalized FFO [(1)(3)]	86,732	85,449	69,643	60,133	59,513
Normalized FAD [(1)(3)]	72,610	74,767	60,618	52,865	52,197
Net income (loss) attributable to					
common stockholders per diluted share	$ 0.20	$ 0.07	$ (0.03)	$ 0.09	$ 0.11
FFO per diluted share	0.41	0.41	0.30	0.41	0.42
Normalized FFO per diluted share	0.42	0.42	0.39	0.41	0.41
Same-Property Cash NOI growth [(4)]	2.8%	2.9%	3.1%	3.2%	2.9%
Fixed charge coverage ratio [(5)]	4.36x	4.35x	4.39x	4.30x	4.20x

	As of				
	4Q17	3Q17	2Q17	1Q17	4Q16
ASSETS					
Gross real estate investments	$ 6,969,565	$ 6,977,851	$ 6,796,889	$ 4,360,906	$ 4,320,613
Total assets	6,449,582	6,413,522	6,366,758	3,753,017	3,747,844
CAPITALIZATION					
Net debt [(6)]	$ 2,680,675	$ 2,856,758	$ 2,784,162	$ 1,811,208	$ 1,768,905
Total capitalization [(7)]	8,959,516	8,959,887	9,154,526	6,409,685	6,020,188
Net debt/total capitalization [(6)]	29.9%	31.9%	30.4%	28.3%	29.4%

(1) Refer to pages 23 and 24 for the reporting definitions of NOI, Adjusted EBITDAre, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 16 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 10 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDAre divided by interest expense (excluding change in fair market value of derivatives) and scheduled principal payments.
(6) For the period ended 4Q17 only, amount and calculation based on net debt. All prior periods presented were based on total debt. Refer to page 11 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt (4Q17 only) at the end of the period. All prior periods presented were based on total debt. Refer to page 11 for details.

4Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Company Overview

Company Snapshot
(as of December 31, 2017)

Investments in Real Estate [1]	$	7.0
Total portfolio GLA [2]		24.1
Leased rate [3]		91.8%
Same-Property portfolio tenant retention rate (YTD) [4]		78%
% of GLA managed internally		93%
% of GLA on-campus/adjacent		70%
% of invested dollars in key markets & top 75 MSAs [5]		94%
Investment grade tenants [6]		47%
Credit rated tenants [6]		61%
Weighted average remaining lease term for all buildings [7]		5.4
Weighted average remaining lease term for single-tenant buildings [7]		8.2
Weighted average remaining lease term for multi-tenant buildings [7]		4.6
Credit ratings (by Moody's and Standard & Poor's)		Baa2(Negative)/BBB(Stable)
Cash and cash equivalents [2]	$	100.4
Net debt/total capitalization		29.9%
Weighted average interest rate per annum on portfolio debt [8]		3.50%

Building Type
% of Portfolio (based on GLA)



Medical Office Buildings
95%
Senior Care
1%
Hospitals
4%

Presence in Top MSAs [9]
% of Portfolio (based on invested dollars)



Indianapolis, IN
4.0%
Hartford/New Haven, CT
4.0%
Atlanta, GA
4.7%
Phoenix, AZ
3.8%
Tampa, FL
5.0%
Denver, CO
3.5%
Boston, MA
5.9%
Orange County/Los Angeles, CA
3.5%
Houston, TX
6.2%
Dallas, TX
12.1%
All Other Markets
6.1%
Remaining Top MSAs
41.2%

(1) Amount presented in billions. Refer to page 23 for the reporting definition of Investments in Real Estate.
(2) GLA and cash presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 24 for the reporting definition of Retention.
(5) Refer to page 23 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts based on annualized base rent.
(7) Amounts presented in years.
(8) Includes the impact of interest rate swaps.
(9) Refer to page 14 for a detailed table of HTA' s Key Markets and Top 75 MSA Concentration.

HTA LISTED NYSE
4Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 9

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended		Year Ended	
	4Q17	4Q16	4Q17	4Q16
Net income attributable to common stockholders	$ 42,526	$ 16,551	$ 63,916	$ 45,912
Depreciation and amortization expense related to investments in real estate	71,543	46,067	243,221	175,544
Gain on sale of real estate, net	(37,799)	(4,754)	(37,802)	(8,966)
Impairment	8,829	3,080	13,922	3,080
Proportionate share of joint venture depreciation and amortization	463	—	969	—
FFO attributable to common stockholders	$ 85,562	$ 60,944	$ 284,226	$ 215,570
Transaction expenses [(1)]	267	1,541	1,242	6,538
Gain on change in fair value of derivative financial instruments, net	—	(3,488)	(884)	(1,344)
Loss on extinguishment of debt, net	—	3	11,192	3,025
Noncontrolling income from partnership units included in diluted shares	903	513	1,538	1,315
Other normalizing items, net [(2)]	—	—	4,643	117
Normalized FFO attributable to common stockholders	$ 86,732	$ 59,513	$ 301,957	$ 225,221
Other income	(42)	(66)	(29)	(286)
Non-cash compensation expense	1,377	1,935	6,870	7,071
Straight-line rent adjustments, net	(2,803)	(523)	(8,637)	(4,159)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	652	554	2,119	2,030
Deferred revenue - tenant improvement related	(5)	—	(28)	—
Amortization of deferred financing costs and debt discount/premium, net	1,287	816	4,216	3,104
Recurring capital expenditures, tenant improvements and leasing commissions	(14,588)	(10,032)	(45,608)	(32,898)
Normalized FAD attributable to common stockholders	$ 72,610	$ 52,197	$ 260,860	$ 200,083
Net income attributable to common stockholders per diluted share	$ 0.20	$ 0.11	$ 0.34	$ 0.33
FFO adjustments per diluted share, net	0.21	0.31	1.19	1.21
FFO attributable to common stockholders per diluted share	$ 0.41	$ 0.42	$ 1.53	$ 1.54
Normalized FFO adjustments per diluted share, net	0.01	(0.01)	0.10	0.07
Normalized FFO attributable to common stockholders per diluted share	$ 0.42	$ 0.41	$ 1.63	$ 1.61
Weighted average diluted common shares outstanding	208,626	146,050	185,278	140,259

Adjusted EBITDA*re* [(3)]	Three Months Ended
	4Q17
Net income	$ 43,472
Interest expense and net change in fair value of derivative financial instruments	25,860
Depreciation and amortization expense	72,086
Impairment	8,829
Gain on sale of real estate, net	(37,799)
Proportionate share of joint venture depreciation and amortization	463
EBITDA*re*	$ 112,911
Transaction expenses	267
Non-cash compensation expense	1,377
Pro forma impact of acquisitions/dispositions	(170)
Adjusted EBITDA*re*	114,385
Adjusted EBITDA*re*, annualized	$ 457,540

(1) For the three months and year ended 4Q17, amounts reflect the prospective presentation of the early adoption of ASU 2017-01 as of January 1, 2017.

(2) For the year ended 4Q17, other normalizing items include $4.6 million of non-incremental costs related to the Duke acquisition that were included in transaction expenses on HTA's condensed consolidated statements of operations. In addition, other normalizing items excludes lease termination fees as they are deemed to be generated in the ordinary course of business.

(3) Refer to page 23 for the reporting definitions of EBITDA*re* as defined by NAREIT and Adjusted EBITDA*re* as previously defined as Adjusted EBITDA.

4Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 10

Financial Information

Capitalization, Interest Expense and Covenants

(as of December 31, 2017, dollars and shares in thousands, except stock price)

Capitalization

Unsecured revolving credit facility	$ —
Unsecured term loans	500,000
Unsecured senior notes	1,850,000
Secured mortgage loans	452,442
Deferred financing costs, net	(15,850)
Discount, net	(5,561)
Total debt	$ 2,781,031
Less: cash and cash equivalents	100,356
Net debt	$ 2,680,675
Stock price (as of December 31, 2017)	$ 30.04
Total diluted common shares outstanding	209,016
Equity capitalization	$ 6,278,841
Total capitalization	$ 8,959,516
Total undepreciated assets	$ 7,471,273
Gross book value of unencumbered assets	$ 6,231,685
Total debt/undepreciated assets	37.2%
Net debt/total capitalization	29.9%
Net debt/Adjusted EBITDAre ratio	5.9x



Equity 70%
Secured Debt 5%
Unsecured Debt 25%

Interest Expense

	Three Months Ended		Year Ended	
	4Q17	4Q16	4Q17	4Q16
Interest related to derivative financial instruments	$ 204	$ 521	$ 1,031	$ 2,377
Gain on change in fair value of derivative financial instruments, net [(1)]	—	(3,488)	(884)	(1,344)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	204	(2,967)	147	1,033
Interest related to debt	25,656	15,266	85,344	59,769
Total interest expense	$ 25,860	$ 12,299	$ 85,491	$ 60,802
Interest expense excluding net change in fair value of derivative financial instruments	$ 25,860	$ 15,787	$ 86,375	$ 62,146

Covenants

Bank Loans	Required	4Q17
Total leverage	≤ 60%	36%
Secured leverage	≤ 30%	6%
Fixed charge coverage	≥ 1.50x	4.36x
Unencumbered leverage	≤ 60%	34%
Unencumbered coverage	≥ 1.75x	3.77x

Senior Notes	Required	4Q17
Total leverage	≤ 60%	38%
Secured leverage	≤ 40%	6%
Unencumbered asset coverage	≥ 150%	281%
Interest coverage	≥ 1.50x	4.11x

(1) In March 2017, HTA designated its derivative financial instruments as cash flow hedges.

HTA LISTED NYSE

4Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 11

Secured Mortgage Loans Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2022 Unsecured Term Loan due 2023 ($300M) Unsecured Senior Notes due 2023 Unsecured Term Loan due 2023 ($200M) Unsecured Senior Notes due 2026 Unsecured Senior Notes due 2027 $2,000,000 $1,800,000 $1,600,000 $1,400,000 $1,200,000 $1,000,000 $800,000 $600,000 $400,000 $200,000 $0 2018 2019 2020 2021 2022 Thereafter Financial Information Debt Composition and Maturity Schedule (as of December 31, 2017, dollars in thousands) Unsecured Revolving Credit Facility due 2022 (1) Secured Mortgage Loans Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2022 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2023 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2026 Unsecured Senior Notes due 2027 Total 2018 $ — $ 102,513 $ — $ — $ — $ — $ — $ — $ — $ 102,513 2019 — 107,676 — — — — — — — 107,676 2020 — 146,678 — — — — — — — 146,678 2021 — 5,772 300,000 — — — — — — 305,772 2022 — 63,063 — 400,000 — — — — — 463,063 Thereafter — 26,740 — — 300,000 300,000 200,000 350,000 500,000 1,676,740 Subtotal — 452,442 300,000 400,000 300,000 300,000 200,000 350,000 500,000 2,802,442 Deferred financing costs, net — (194) (1,527) (2,835) (2,405) (1,817) (1,655) (1,397) (4,020) (15,850) Premiums (discounts), net — 1,570 (1,158) (223) — (1,336) — (1,992) (2,422) (5,561) Total $ — $ 453,818 $ 297,315 $ 396,942 $ 297,595 $ 296,847 $ 198,345 $ 346,611 $ 493,558 $ 2,781,031 Stated rate (2) 2.61% 4.27% 3.38% 2.95% 2.71% 3.70% 3.21% 3.50% 3.75% 3.49% Hedged rate (3) 2.61% 4.39% 3.38% 2.95% 2.71% 3.70% 3.07% 3.50% 3.75% 3.50% Debt Composition (1) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility. (2) The stated rate on the debt instrument as of the end of the period. (3) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of the end of the period. Debt Maturity Schedule $102,513 $107,676 $146,678 $305,772 $463,063 $1,676,740 4Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 12

Property Market Date Acquired % Leased at Acquisition Purchase Price (1) GLA (2) MatureWell MOB College Station, TX January 100% $ 13,600 23 Medical Village of Tampa MOB Tampa, FL March 100 21,100 55 Dignity MOB (11 buildings) AZ & CA May 87 150,000 591 Northwest Houston MOB (4 buildings) Cypress/Houston, TX May 99 137,600 370 Texas Health MOB Fort Worth, TX May 100 38,500 78 Lake Norman MOB (3 buildings) Charlotte, NC June 54 16,590 143 Duke Asset Acquisition (71 properties & 2 land parcels) (3) Various May/June/July/ November 94 2,248,992 5,153 Optimal MOB (7 buildings) Tampa, FL June/July/August 99 76,835 197 Northpoint MOB Dallas, TX December 82 19,250 119 Total $ 2,722,467 6,729 Portfolio Information Investment Activity (as of December 31, 2017, dollars and GLA in thousands) 2017 Acquisitions Annual Investments (4) 4Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 13 (1) The total purchase price excludes development credits received at closing of the Duke acquisition and includes its unconsolidated joint venture. (2) The total GLA includes the GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture. (3) Includes HTA’s investment in an unconsolidated joint venture of $68.8 million as of the date of acquisition. (4) Excludes real estate note receivables and corporate assets. 2017 Dispositions As of December 31, 2017, HTA has invested $7.0 billion primarily in MOBs, development properties and other healthcare assets comprising 24.1 million square feet of GLA. Property Market Date Disposed Disposition Price GLA Baylor Medical MOB Waxahachie, TX February $ 5,000 48 Wisconsin Portfolio (2 buildings) Milwaukee, WI November 61,500 130 St. Mary’s MOB Long Beach, CA December 18,650 65 $ 85,150 243 YTD gain on sale of real estate, net $ 37,802 Acquisitions Dispositions $2,900,000 $2,300,000 $1,700,000 $1,100,000 $500,000 -$100,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 $413,150 $542,976 $455,950 $802,148 $68,314 ($39,483) $294,937 $397,826 $271,510 $439,530 $700,764 ($35,685)($82,885) ($85,150) $2,722,467

Portfolio Information

Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration

(as of December 31, 2017, dollars and GLA in thousands)

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA [1]	% of Portfolio	Annualized Base Rent [2]	% of Annualized Base Rent
Southwest	$ 2,617,815	37.5%	8,030	33.3%	$ 179,099	34.0%
Southeast	2,006,185	28.8	7,319	30.4	158,915	30.2
Northeast	1,275,220	18.3	4,705	19.5	106,603	20.3
Midwest	1,064,193	15.3	4,038	16.7	81,119	15.4
Northwest	7,750	0.1	22	0.1	542	0.1
Total	$ 6,971,163	100%	24,114	100%	$ 526,278	100%

Key Markets and Top 75 MSA Concentration [3]

Key Markets	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent	% of Annualized Base Rent
Dallas, TX	$ 843,274	12.1%	2,053	8.5%	$ 49,243	9.4%
Houston, TX	430,979	6.2	1,484	6.2	31,333	6.0
Boston, MA	410,730	5.9	1,037	4.3	33,440	6.4
Tampa, FL	347,764	5.0	943	3.9	22,479	4.3
Atlanta, GA	325,186	4.7	1,088	4.5	23,197	4.4
Indianapolis, IN	281,768	4.0	1,396	5.8	24,742	4.7
Hartford/New Haven, CT	277,509	4.0	969	4.0	20,935	4.0
Phoenix, AZ	267,781	3.8	1,315	5.5	24,716	4.7
Denver, CO	246,957	3.5	538	2.2	17,193	3.3
Orange County/Los Angeles, CA	241,242	3.5	513	2.1	13,550	2.6
Miami, FL	228,624	3.3	996	4.1	21,416	4.1
Chicago, IL	190,778	2.7	382	1.6	11,237	2.1
Raleigh, NC	185,564	2.7	608	2.5	14,977	2.8
Albany, NY	179,253	2.6	881	3.7	16,042	3.0
Greenville, SC	179,070	2.6	965	4.0	18,014	3.4
Austin, TX	164,425	2.3	408	1.7	8,320	1.6
Orlando, FL	156,300	2.2	511	2.1	10,754	2.0
Pittsburgh, PA	148,612	2.1	1,094	4.5	20,735	3.9
White Plains, NY	126,144	1.8	333	1.4	7,818	1.5
Milwaukee, WI	116,082	1.7	368	1.5	7,492	1.4
Top 20 MSAs	5,348,042	76.7	17,882	74.1	397,633	75.6
Additional Top MSAs	1,198,886	17.2	4,527	18.8	92,364	17.5
Total Key Markets & Top 75 MSAs	$ 6,546,928	93.9%	22,409	92.9%	$ 489,997	93.1%

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Refer to page 23 for the reporting definition of Annualized Base Rent.
(3) Key markets are titled as such based on HTA's concentration in the respective MSA.

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Healthcare Trust of America, Inc. I 14

Portfolio Information

Development Summary and Capital Expenditures

(as of December 31, 2017, dollars and GLA in thousands)

Development Summary - Property Information

Development	Market	Total GLA	% Leased
Baptist Memorial Oxford MOB	Oxford, MS	80	97%
BS&W EMC - Grand Prairie MOB	Dallas, TX	27	100
UNC REX Holly Springs MOB	Raleigh, NC	45	100
Stabilized Total		152	98
Main Line Bryn Mawr MOB	Philadelphia, PA	101	57
Centegra Health MOB	Chicago, IL	81	83
Unstabilized Total		182	69
Memorial Hermann Plaza II MOB	Houston, TX	100	100
Providence Facey MOB	Orange County, CA	37	100
Construction in Progress total		137	100
Total		471	87%

Development Summary - Financial Information

Development	Completion/ Estimated Completion	Total Construction Cost	Construction in Progress	Costs to Complete
Baptist Memorial Oxford MOB	3Q17	$ 21,848	$ 21,008	$ 840
BS&W EMC - Grand Prairie MOB	4Q17	14,775	13,695	1,080
UNC REX Holly Springs MOB	4Q17	16,591	16,331	260
Stabilized Total		53,214	51,034	2,180
Main Line Bryn Mawr MOB	1Q17	33,776	30,779	2,997
Centegra Health MOB	1Q17	24,753	23,704	1,049
Unstabilized Total		58,529	54,483	4,046
Memorial Hermann Plaza II MOB	2Q18	20,674	3,825	16,849
Providence Facey MOB	2Q18	18,165	9,314	8,851
Construction in Progress total		$ 38,839	$ 13,139	$ 25,700
Stabilized yield	6.8%			
Total construction costs/gross real estate investments	2.2%			

Development Summary - Development Costs

	Three Months Ended 4Q17	Year Ended 4Q17
Development	$ 12,749	$ 28,891

Capital Expenditures

	Three Months Ended 4Q17	Year Ended 4Q17
Recurring capital expenditures	$ 6,138	$ 19,823
Tenant improvements - 2nd generation	4,933	15,226
Lease commissions	3,517	10,559
Total recurring capital expenditures	$ 14,588	$ 45,608
Capital expenditures - 1st generation/acquisition	784	3,048
Tenant improvements - 1st generation	5,947	9,614
Redevelopment	2,529	9,815
Total capital expenditures	$ 23,848	$ 68,085

HTA LISTED NYSE

4Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 15

Portfolio Information

Same-Property Performance and NOI

(as of December 31, 2017, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	4Q17	3Q17	4Q16	$ Change	% Change	$ Change	% Change
Rental revenue	$ 93,051	$ 92,676	$ 92,114	$ 375	0.4%	$ 937	1.0%
Tenant recoveries	23,469	26,827	24,403	(3,358)	(12.5)	(934)	(3.8)
Total rental income	116,520	119,503	116,517	(2,983)	(2.5)	3	—
Expenses	34,061	37,554	36,327	(3,493)	(9.3)	(2,266)	(6.2)
Same-Property Cash NOI	$ 82,459	$ 81,949	$ 80,190	$ 510	0.6%	$ 2,269	2.8%
Rental Margin [1]	88.6%	88.4%	87.1%				

	As of		
	4Q17	3Q17	4Q16
Number of buildings	343	343	343
GLA	17,091	17,075	17,067
Leased GLA, end of period	15,650	15,598	15,682
Leased %, end of period	91.6%	91.3%	91.9%

NOI [2]

	Three Months Ended	
	4Q17	4Q16
Net income	$ 43,472	$ 17,154
General and administrative expenses	8,225	7,894
Transaction expenses [3]	267	1,541
Depreciation and amortization expense	72,086	46,436
Impairment	8,829	3,080
Interest expense and net change in fair value of derivative financial instruments	25,860	12,299
Gain on sales of real estate, net	(37,799)	(4,754)
Loss on extinguishment of debt, net	—	3
Income from unconsolidated joint venture	(401)	—
Other income	(42)	(66)
NOI	$ 120,497	$ 83,587
NOI percentage growth	44.2%	
NOI	$ 120,497	$ 83,587
Straight-line rent adjustments, net	(2,803)	(523)
Amortization of (below) and above market leases/leasehold interests, net and lease termination fees	108	185
Cash NOI	$ 117,802	$ 83,249
Notes receivable interest income	(104)	(115)
Non Same-Property Cash NOI	(35,239)	(2,944)
Same-Property Cash NOI	$ 82,459	$ 80,190
Same-Property Cash NOI percentage growth	2.8%	

(1) Rental margin percentage presents Same-Property Cash NOI divided by Same-Property rental revenue for the quarter.
(2) Refer to pages 23 and 24 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.
(3) For the period ended 4Q17, amounts reflect the prospective presentation of the early adoption of ASU 2017-01 as of January 1, 2017.

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Healthcare Trust of America, Inc. I 16

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of December 31, 2017, dollars and GLA in thousands)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA [1]	% of Total GLA		Annualized Base Rent	% of Annualized Base Rent
Medical Office Buildings							
Single-tenant	118	22	6,408	26.6%	$	146,821	27.9%
Multi-tenant	312	31	16,397	68.0		341,838	65.0
Other Healthcare Facilities							
Hospitals	15	7	954	3.9		32,377	6.1
Senior care	3	1	355	1.5		5,242	1.0
Total	448	33	24,114	100%	$	526,278	100%

	Number of Buildings	Number of States	GLA [1]	% of Total GLA		Annualized Base Rent	% of Annualized Base Rent
Net-Lease/Gross-Lease							
Net-lease	294	30	15,360	63.7%	$	342,539	65.1%
Gross-lease	154	19	8,754	36.3		183,739	34.9
Total	448	33	24,114	100%	$	526,278	100%

Historical Campus Proximity [2][3]

	As of				
	4Q17	3Q17	2Q17	1Q17	4Q16
Off-campus aligned	26%	26%	26%	29%	30%
On-campus	70	70	71	67	67
On-campus/aligned	96%	96%	97%	96%	97%
Off-campus/non-aligned	4	4	3	4	3
Total	100%	100%	100%	100%	100%

Ownership Interests [4]

	Number of Buildings	GLA [1]		Annualized Base Rent	% of Annualized Base Rent	As of [2]				
						4Q17	3Q17	2Q17	1Q17	4Q16
Fee Simple	307	14,999	$	328,921	63%	62%	62%	62%	69%	68%
Customary Health System Restrictions	126	8,125		176,002	33	34	34	34	26	26
Economic with Limited Restrictions	5	262		6,852	1	1	1	1	1	2
Occupancy Health System Restrictions	10	728		14,503	3	3	3	3	4	4
Leasehold Interest Subtotal	141	9,115		197,357	37	38	38	38	31	32
Total	448	24,114	$	526,278	100%	100%	100%	100%	100%	100%

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Percentages shown as percent of total GLA.
(3) Refer to page 24 for the reporting definitions of Off-campus/non-aligned and On-campus/aligned.
(4) Refer to pages 23 and 24 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.

HTA LISTED NYSE

4Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 17

Portfolio Information

Historical Leased Rate, New and Renewal Leasing Activity and Tenant Lease Expirations

(as of December 31, 2017, dollars and GLA in thousands)

Historical Leased Rate [1]

	As of				
	4Q17	3Q17	2Q17	1Q17	4Q16
Total portfolio leased rate	91.8%	91.7%	92.0%	91.8%	91.9%
On-campus/aligned leased rate	91.8	91.7	92.0	91.8	91.9
Off-campus/non-aligned leased rate	91.6	92.5	92.3	90.3	90.1
Total portfolio occupancy rate	91.0	90.6	91.1	91.0	91.2

New and Renewal Leasing Activity

	Total GLA	Average Term [2]	Average Base Rent [3] Expiring	Average Base Rent [3] Starting	Tenant Improvements [3]	Leasing Commissions [3]
1Q 2017						
New Leases	172	5.5		$ 22.51	$ 18.09	$ 2.28
Renewal Leases	604	4.9	$ 23.18	22.64	7.16	1.24
Total 1Q 2017	776	5.0		22.63	9.62	1.48
2Q 2017						
New Leases	107	5.8		23.97	20.46	1.75
Renewal Leases	412	4.4	21.92	22.19	6.64	0.94
Total 2Q 2017	519	4.7		22.36	9.49	1.11
3Q 2017						
New Leases	224	6.2		22.74	17.18	1.92
Renewal Leases	521	5.5	21.76	22.24	8.58	1.02
Total 3Q 2017	745	5.7		22.34	11.18	1.29
4Q 2017						
New Leases	170	8.4		22.58	17.43	1.91
Renewal Leases	502	4.3	22.59	22.98	10.20	2.80
Total 4Q 2017	672	5.3		22.94	12.11	2.56
YTD 2017						
New Leases	673	6.5		22.90	17.98	1.99
Renewal Leases	2,039	4.8	$ 22.45	22.54	8.15	1.50
Total YTD 2017	2,712	5.2		$ 22.58	$ 10.64	$ 1.62

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases	% of Total Annualized Base Rent
Month-to-month	158	323	1.5%	$ 7,210	1.4%
2018	531	2,021	9.1	46,044	8.8
2019	531	2,377	10.7	61,966	11.8
2020	440	1,978	8.9	47,344	9.0
2021	502	2,577	11.7	56,825	10.8
2022	388	2,226	10.1	52,832	10.0
2023	194	1,506	6.8	30,684	5.8
2024	168	1,792	8.1	40,572	7.7
2025	144	1,001	4.5	21,544	4.1
2026	133	1,082	4.9	21,825	4.1
2027	147	2,042	9.2	56,350	10.7
Thereafter	197	3,214	14.5	83,082	15.8
Total	3,533	22,139	100%	$ 526,278	100%

(1) Calculations are based on percentage of total GLA, excluding GLA for projects under development and including 100% of the GLA of its unconsolidated joint venture.
(2) Amounts presented in years.
(3) Amounts presented per square feet.

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Healthcare Trust of America, Inc. I 18

Portfolio Information

Key Health System Relationships and Highlights

(as of December 31, 2017, dollars and GLA in thousands, except as otherwise noted)

Key Health System Relationships (1)

Health System	Weighted Average Remaining Lease Term (2)	Credit Rating	Total Leased GLA	% of Leased GLA	Annualized Base Rent	% of Annualized Base Rent
Baylor Scott & White Health	8	Aa3	849	3.8%	$ 22,752	4.3%
Highmark-Allegheny Health Network (3)	5	Baa2	914	4.1	17,645	3.3
Community Health Systems (TN)	7	B2	738	3.3	16,227	3.1
Greenville Health System	6	A1	806	3.7	15,976	3.0
Ascension Health	2	Aa2	467	2.1	11,672	2.2
Tufts Medical Center	10	Aa2	252	1.1	10,251	2.0
Steward Health Care System	9	B2	380	1.7	9,418	1.8
Hospital Corporation of America	3	B1	342	1.6	9,407	1.8
Tenet Healthcare System	8	B2	384	1.7	9,171	1.7
Providence St. Joseph Health	2	Aa3	262	1.2	8,942	1.7
SCL Health	14	Aa3	167	0.8	8,238	1.6
Harbin Clinic	10	N/A	313	1.4	6,687	1.3
Adventist Health	4	Aa2	285	1.3	6,228	1.2
Mercy Health	9	Aa3	251	1.1	6,184	1.2
Atrium Health	3	Aa3	190	0.9	5,727	1.1
Total			6,600	29.8%	$ 164,525	31.3%

Health System Relationship Highlights

Baylor Scott & White Health (Aa3), headquartered in Dallas, Texas, is the largest not-for-profit health care system in Texas. Baylor Scott & White Health was started in 2013 with the combination of Baylor Health Care System and Scott & White Healthcare. BS&W includes 48 hospitals, more than 1,000 patient care sites, and more than 9,600 active physicians. BS&W provides inpatient, outpatient, rehabilitation, and emergency medical services helping 5.1 million patients annually.

Highmark-Allegheny Health Network (Baa2), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high-quality, efficient health care for patients. Highmark's mission is to deliver high quality, accessible, understandable and affordable experiences, outcomes and solutions to their customers.

Community Health Systems (TN) (B2), headquartered in Franklin, Tennessee, is one of the nation's leading operators of general acute care hospitals. The organization includes 137 affiliated hospitals in 21 states with approximately 123,000 employees and 20,000 physicians. Affiliated hospitals are dedicated to providing quality healthcare for local residents and contribute to the economic development of their communities. Based on the unique needs of each community served, these hospitals offer a wide range of diagnostic, medical and surgical services in inpatient and outpatient settings.

Greenville Health System (A1), located in Greenville, South Carolina, is a public not-for-profit academic healthcare delivery system committed to medical excellence through clinical care, education and research. GHS is a health resource for its community and a leader in transforming the delivery of healthcare for the benefit of people and communities served. The University of South Carolina School of Medicine Greenville is located on GHS' Greenville Memorial Medical Campus. The medical school is focused on transforming healthcare by training physicians to connect with communities, patients, colleagues and technology in a new, more progressive way.

Ascension Health (Aa2), located in St. Louis, Missouri, is the largest non-profit health system in the United States which includes approximately 150,000 associates and 36,000 aligned providers. Ascension Health operates 2,500 sites including 141 hospitals and 30 senior living facilities located in 22 states and the District of Columbia. In 2016, Ascension Health had over 39 million patient visits to their care locations.

(1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and is not inclusive of all HTA's health system tenants.
(2) Amounts presented in years.
(3) Credit rating refers to Highmark, Inc.

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4Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 19

As of 4Q17 4Q16 ASSETS Real estate investments: Land $ 485,319 $ 386,526 Building and improvements 5,830,824 3,466,516 Lease intangibles 639,199 467,571 Construction in progress 14,223 — 6,969,565 4,320,613 Accumulated depreciation and amortization (1,021,691) (817,593) Real estate investments, net 5,947,874 3,503,020 Investment in unconsolidated joint venture 68,577 — Cash and cash equivalents 100,356 11,231 Restricted cash 18,204 13,814 Receivables and other assets, net 207,857 173,461 Other intangibles, net 106,714 46,318 Total assets $ 6,449,582 $ 3,747,844 LIABILITIES AND EQUITY Liabilities: Debt $ 2,781,031 $ 1,768,905 Accounts payable and accrued liabilities 167,852 105,034 Derivative financial instruments - interest rate swaps 1,089 1,920 Security deposits, prepaid rent and other liabilities 61,222 49,859 Intangible liabilities, net 68,203 37,056 Total liabilities 3,079,397 1,962,774 Commitments and contingencies Redeemable noncontrolling interests 6,737 4,653 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 204,892,118 and 141,719,134 shares issued and outstanding as of December 31, 2017 and 2016, respectively 2,049 1,417 Additional paid-in capital 4,508,528 2,754,818 Accumulated other comprehensive loss 274 — Cumulative dividends in excess of earnings (1,232,069) (1,068,961) Total stockholders’ equity 3,278,782 1,687,274 Noncontrolling interests 84,666 93,143 Total equity 3,363,448 1,780,417 Total liabilities and equity $ 6,449,582 $ 3,747,844 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share data) 4Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 20

Financial Statements

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended		Year Ended	
	4Q17	4Q16	4Q17	4Q16
Revenues:				
Rental income	$ 173,607	$ 121,917	$ 612,556	$ 460,563
Interest and other operating income	163	122	1,434	365
Total revenues	173,770	122,039	613,990	460,928
Expenses:				
Rental	53,273	38,452	192,147	143,751
General and administrative	8,225	7,894	33,403	28,773
Transaction	267	1,541	5,885	6,538
Depreciation and amortization	72,086	46,436	244,986	176,866
Impairment	8,829	3,080	13,922	3,080
Total expenses	142,680	97,403	490,343	359,008
Income before other income (expense)	31,090	24,636	123,647	101,920
Interest expense:				
Interest related to derivative financial instruments	(204)	(521)	(1,031)	(2,377)
Gain on change in fair value of derivative financial instruments, net	—	3,488	884	1,344
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	(204)	2,967	(147)	(1,033)
Interest related to debt	(25,656)	(15,266)	(85,344)	(59,769)
Gain on sale of real estate, net	37,799	4,754	37,802	8,966
Loss on extinguishment of debt, net	—	(3)	(11,192)	(3,025)
Income from unconsolidated joint venture	401	—	782	—
Other income	42	66	29	286
Net income	$ 43,472	$ 17,154	$ 65,577	$ 47,345
Net income attributable to noncontrolling interests	(946)	(603)	(1,661)	(1,433)
Net income attributable to common stockholders	$ 42,526	$ 16,551	$ 63,916	$ 45,912
Earnings per common share - basic:				
Net income attributable to common stockholders	$ 0.21	$ 0.12	$ 0.35	$ 0.34
Earnings per common share - diluted:				
Net income attributable to common stockholders	$ 0.20	$ 0.11	$ 0.34	$ 0.33
Weighted average common shares outstanding:				
Basic	204,434	141,727	181,064	136,620
Diluted	208,626	146,050	185,278	140,259

HTA LISTED NYSE

4Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 21

Financial Statements

Condensed Consolidated Statements of Cash Flows

(unaudited and in thousands)

	Year Ended		
	4Q17	4Q16	4Q15
Cash flows from operating activities:			
Net income	$ 65,577	$ 47,345	$ 33,557
Adjustments to reconcile net income to net cash provided by operating activities:			
Depreciation, amortization and other	239,044	175,285	151,614
Share-based compensation expense	6,870	7,071	5,724
Bad debt expense	438	846	828
Impairment	13,922	3,080	2,581
Income from unconsolidated joint venture	(782)	—	—
Distributions from unconsolidated joint venture	750	—	—
Gain on sale of real estate, net	(37,802)	(8,966)	(152)
Loss (gain) on extinguishment of debt, net	11,192	3,025	(123)
Change in fair value of derivative financial instruments	(884)	(1,344)	769
Changes in operating assets and liabilities:			
Receivables and other assets, net	(33,733)	(22,080)	(7,508)
Accounts payable and accrued liabilities	37,406	2,171	(6,284)
Prepaid rent and other liabilities	5,545	(2,738)	10,089
Net cash provided by operating activities	307,543	203,695	191,095
Cash flows from investing activities:			
Investments in real estate	(2,383,581)	(591,954)	(279,334)
Investment in unconsolidated joint venture	(68,839)	—	—
Development of real estate	(25,191)	—	—
Proceeds from the sale of real estate	80,640	26,555	34,629
Capital expenditures	(64,833)	(42,994)	(29,270)
Collection of real estate notes receivable	9,964	—	—
Advances on real estate notes receivable	(3,256)	—	—
Other assets	—	—	(196)
Net cash used in investing activities	(2,455,096)	(608,393)	(274,171)
Cash flows from financing activities:			
Borrowings on unsecured revolving credit facility	570,000	574,000	454,000
Payments on unsecured revolving credit facility	(658,000)	(704,000)	(272,000)
Proceeds from unsecured senior notes	900,000	347,725	—
Borrowings on unsecured term loans	—	200,000	100,000
Payments on unsecured term loans	—	(155,000)	—
Payments on secured mortgage loans	(77,024)	(110,935)	(94,856)
Deferred financing costs	(16,904)	(3,191)	(204)
Debt extinguishment costs	(10,571)	—	—
Security deposits	2,419	924	(243)
Proceeds from issuance of common stock	1,746,956	418,891	44,324
Issuance of operating partnership units	—	2,706	—
Repurchase and cancellation of common stock	(3,413)	(2,642)	(1,667)
Dividends paid	(207,087)	(159,174)	(146,372)
Distributions paid to noncontrolling interest of limited partners	(5,308)	(3,951)	(2,156)
Redemption of redeemable noncontrolling interest	—	(4,572)	—
Net cash provided by financing activities	2,241,068	400,781	80,826
Net change in cash, cash equivalents and restricted cash	93,515	(3,917)	(2,250)
Cash, cash equivalents and restricted cash - beginning of year	25,045	28,962	31,212
Cash, cash equivalents and restricted cash - end of year	$ 118,560	$ 25,045	$ 28,962

4Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 22

4Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 23 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): As previously defined as Adjusted EBITDA, Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing items. HTA consider Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; and (ii) amortization of below and above market leases/leasehold interests. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of HTA’s tenants or their parent companies. Customary Health System Restrictions: Ground leases with a health system lessor that include restrictions on tenants that may be considered competitive with the hospital, which may include provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): During 2017, NAREIT issued a white paper defining EBITDA for real estate which HTA effectively adopted during the year ended December 31, 2017. NAREIT defines EBITDAre as net income or loss (computed in accordance with GAAP) plus: (i) interest expense and net change in the fair value of derivative financial instruments; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss from sale of real estate; and (vi) and proportionate share of joint venture depreciation, amortization and other adjustments. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area (in square feet). Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. NOI should be reviewed in connection with other GAAP measurements.

4Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 24 Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests and corporate assets; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have a majority alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented, excluding properties intended for disposition in the near term, development and land parcels, HTA’s share of unconsolidated joint ventures, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.